Exhibit 99.2

December 20, 2017

Division of Corporation Finance

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Camposol Holding Plc
Registration Statement on Form F-1
Request for Wavier and Representation under Item 8.A.4. of Form 20-F

Ladies and Gentlemen:

The undersigned, Camposol Holding Plc, a foreign private issuer organized under the laws of Cyprus (the “Company”), is submitting this letter in connection with the Company’s submission to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s filing on the date hereof of its Amendment No. 1 to the registration statement on Form F-1 (the “Registration Statement”) relating to a proposed initial public offering and listing in the United States of the Company’s ordinary shares.

The Company has included in the Registration Statement its audited consolidated financial statements, prepared in accordance with International Financial Reporting Standards, as of December 31, 2015 and 2016, and unaudited interim consolidated financial statements as of September 30, 2017 and for each of the nine-month periods ended September 30, 2016 and 2017.

The Company respectfully requests that the Commission waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering (the “12-Month Requirement”). See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-Month Requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) by the staff of the Division of Corporation Finance of the Commission (the “Staff”) at Section III.B.c, in which the Staff notes that:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this waiver request, the Company represents to the Commission that:

1.	The Company is not listed or traded on any exchange and is not required by any jurisdiction outside the United States, including Cyprus (its jurisdiction of incorporation), to have audited financial statements as of a date not older than 12 months from the date of filing its registration statement.

2.	Compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the fiscal year ended December 31, 2017 will be available until March, 2018.

5.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

At the time of its initial public submission on November 14, 2017, the Company’s Registration Statement satisfied Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 4(a) of form F-1, because it contained audited consolidated financial statements, prepared in accordance with International Financial Reporting Standards, for the two years ended December 31, 2015 and 2016, and unaudited interim consolidated financial statements as of September 30, 2017 and for each of the nine-month periods ended September 30, 2016 and 2017.

The current timetable for the proposed offering contemplates a listing in January 2018. Therefore, the Company believes it will need to file at least one amendment after December 31, 2017 containing the same financial statements as those that are contained in its Registration Statement because its audited financial statements are not expected to be available until March, 2018.

The Company is filing this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Very truly yours,

CAMPOSOL HOLDING PLC

/s/ Jorge L. Ramirez
By:	Jorge L. Ramirez
Title:	Chief Executive Officer